Exhibit 10.28
                                                   AGREEMENT TO LEASE

This agreement,  made this 1st day of February 2004, between B. H. Capital Limited, Ltd (hereinafter  "Lessor") and Americana
Publishing,  Inc.  (hereinafter  "Lessee").  Lessor does hereby agree to grant,  demise and let, and Lessee does hereby agree to take possession of certain  equipment listed in Schedule A, with  appurtenances,  from the 1st day of February 2004 to the
1st day of February 2004, as the rent or sum of Fifteen Hundred Dollars ($1,500.00), to be paid as follows:

          1st and last payment due upon signing of this agreement and sixteen  consecutive  payments due and payable on the 15th of each month thereafter with a $5,000.00 buy out at the end of the term of this lease.

It is further  agreed by and between the parties that the Lessee shall:  provide  property  casualty and liability  insurance whereby the Lessor will be named as additional  insured in the amount of $30,000.00 for equipment and  $100,000.00 in and for liability coverage.

It is further  agreed that the lease herein  provided for shall be executed by the parties  hereto on the 1st day of February
2004.

It is further  agreed  that in the event that the lease  herein  provided  for shall be  executed,  then and in such case the
Lessor shall give, and the Lessee shall take,  possession of said equipment  (attached hereto in Schedule "A") on the 1st day of February 2004, and the rent to be reserved in the said  agreement  herein  provided for shall commence and be payable from said last mentioned date.

It is further  agreed  that,  in the event the Lessee  hereto shall  neglect,  refuse or in any way fail to execute the lease herein  provided  for, at said time and place,  then the Lessee  therefore  in default  shall pay the Lessor the sum of Fifty
Thousand Dollars ($50,000.00) as liquidated damages and not as a penalty.

It is further agreed that the lease shall contain the following further provisions:

          Insurance  as mentioned  above shall be  maintained  for the term of the lease.  In the event of early pay off of this lease,  the Lessor at its option  shall have the right to charge and collect an early  payment payoff penalty of up to 50% of the gross lease of $30,000.00 or penalty of up to $15,000.00.

It is further agreed that these presents shall operate only as an agreement to lease, and not as a lease.

         IN WITNESS WHEREOF, the parties hereto sign their names.

Witnessed:

Witness                                                       Lessor

Witness                                                       Lessee

                                                         Schedule A

L Bar Sealer, Beseler
Manufacturer #1913-65M
Serial # 03910252

L Bar Sealer, Beseler
Manufacturer # 1720-EM-A
Serial # 982679

Gemini Duplicator CD, Microboards Technology
Manufacturer # 9250TC2
Serial # 70416250112861

Gemini Duplicator CD, Microboards Technology
Manufacturer # 9250TC2
Serial # 70416250112841

61513 BC Shrink Tunnel
Manufacturer # 904301
Serial # 81916

61513 BC Shrink Tunnel
Manufacturer # 904301
Serial # 85289

Recordex Master Record - Sound Master IV
Serial # 600307136

Recordex Back up Master Record - Sound Master IV
Serial # 600307137

Recordex Add-on Module - Sound Master IV
Serial # 640304024

Recordex Add-on Module - Sound Master IV
Serial # 640307027

Recordex Add-on Module - Sound Master IV
Serial # 640307023

Recordex Add-on Module - Sound Master IV
Serial # 640307031

Recordex Add-on Module - Sound Master IV
Serial # 640307029

Recordex Add-on Module - Sound Master IV
Serial # 640307028